Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Announces
 Fiscal 2017 First Quarter Financial Results

HARRISBURG, PA – May 31, 2017 (GLOBE NEWSWIRE) – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (“Ollie’s” or the “Company”) today announced financial results for the first quarter ended April 29, 2017.

First Quarter Summary:

•	Total net sales increased 17.5% to $227.6 million;

•	Comparable store sales increased 1.7%;

•	The Company opened 5 new stores and entered one new state during the quarter, ending the quarter with a total of 239 stores in 20 states, an increase in store count of 14.9% year over year;

•	Operating income increased 30.3% to $27.3 million;

•	Net income increased 61.4% to $19.0 million and Net income per diluted share increased 52.6% to $0.29;

•	Adjusted net income(1) increased 30.0% to $16.0 million and Adjusted net income per diluted share(1) increased 25.0% to $0.25; and

•	Adjusted EBITDA(1) increased 24.0% to $32.1 million.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “We are excited about with our first quarter results and the continued underlying trends in our business. While the delay in income tax refunds, winter storm Stella and the timing of Easter impacted trends during the quarter, the business accelerated nicely in the back half of the quarter and we ended on a very strong note.  Real Brands! Real Bargains!  That’s what our customers expect from Ollie’s and that’s what we continue to deliver. With our growing size and scale, and the changing retail landscape, we continue to gain better access to product and strengthen our relationships with vendors.  Our deal flow has never been stronger and we continue to execute against our long-term growth targets and strategic initiatives.”

(1)
Adjusted operating income, Adjusted net income, Adjusted net income per diluted share, EBITDA, and Adjusted EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see the reconciliation of GAAP to non-GAAP tables included later in this release.

First Quarter Results

Net sales increased 17.5% to $227.6 million in the first quarter of fiscal 2017 from $193.7 million in the first quarter of fiscal 2016. The increase in net sales was driven by a 1.7% increase in comparable store sales and increased store count compared to the first quarter of fiscal 2016. The Company opened 5 stores in the first quarter and ended the quarter with 239 stores compared to 208 stores at the end of the first quarter in fiscal 2016.

Gross profit increased 17.6% to $92.9 million in the first quarter of fiscal 2017 from $79.0 million in the first quarter of fiscal 2016.  The gross margin remained consistent year over year at 40.8%.

Operating income increased 30.3% to $27.3 million in the first quarter of fiscal 2017 from $21.0 million in the first quarter of fiscal 2016. As a percent of net sales, operating income increased 120 basis points to 12.0% in the first quarter of fiscal 2017.  Excluding $0.9 million of transaction related expenses incurred in the first quarter of last year, operating income increased 25.0% and 70 basis points as a percent of net sales.

Net income increased 61.4% to $19.0 million, or $0.29 per diluted share, in the first quarter of fiscal 2017 from $11.7 million, or $0.19 per diluted share, in the first quarter of fiscal 2016.  Adjusted net income (1), which excludes a loss on extinguishment of debt net of taxes and income tax benefits due to the accounting change for stock based compensation in the current year, and excludes transaction related expenses net of taxes in the prior year, increased 30.0% to $16.0 million, or $0.25 per diluted share, in the first quarter of fiscal 2017 from $12.3 million, or $0.20 per diluted share, in the first quarter of fiscal 2016.

Adjusted EBITDA(1) increased 24.0% to $32.1 million, or 14.1% of net sales, in the first quarter of fiscal 2017 from $25.9 million, or 13.4% of net sales, in the first quarter of fiscal 2016. Adjusted EBITDA excludes non-cash stock based compensation expense, non-cash purchase accounting items and transaction related expenses.

Balance Sheet and Cash Flow Highlights

The Company's cash balance as of the end of the first quarter of fiscal 2017 was $33.7 million compared to $37.1 million at the end of first quarter fiscal 2016.  The Company had no borrowings under its $100.0 million revolving credit and $97.8 million of availability under the facility at the end of the first quarter of fiscal 2017. During the quarter the Company paid down approximately $66.3 million in term loan debt with cash on hand and ended the first quarter of fiscal 2017 with total debt of $129.0 million compared to $198.8 million at the end of the first quarter of fiscal 2016.

Inventory at the end of the first quarter of fiscal 2017 increased 19.5% to $246.6 million compared to $206.4 million at the end of the first quarter of fiscal 2016, due primarily to new store growth and timing of deal flow.
Capital expenditures for the first quarter of fiscal 2017 totaled $3.0 million compared to $4.8 million for the first quarter of fiscal 2016.

(1)
Adjusted operating income, Adjusted net income, Adjusted net income per diluted share, EBITDA, and Adjusted EBITDA are not measures recognized under generally accepted accounting principles (“GAAP”). Please see the reconciliation of GAAP to non-GAAP tables included later in this release.

Outlook

Ollie’s currently estimates the following results for the fiscal year ending February 3, 2018:

•	Total net sales of $1.032 billion to $1.040 billion;

•	Comparable store sales growth of 1.0% to 2.0%;

•	The opening of 33 to 35 new stores and no planned closures;

•	Operating income of $123.0 million to $125.0 million;

•	Net income per diluted share of $1.18 to $1.21;

•	Excluding the loss on extinguishment of debt and income tax benefits due to the accounting change for stock based compensation, Adjusted net income per diluted share(2) of $1.14 to $1.17;

•	Estimated weighted diluted average shares outstanding of approximately 64.7 million; and

•	Capital expenditures of $18.0 million to $20.0 million.

Conference Call Information

A conference call to discuss the fiscal 2017 first quarter financial results is scheduled for today, May 31, 2017, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #19994364. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/.  The replay of the conference call webcast will be available at the investor relations Web site for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, hardware and other categories.  We currently operate 246 store locations in 20 states across the Eastern portion of the United States. For more information, visit www.ollies.us.

(2)
Adjusted net income per diluted share is not a measure recognized under GAAP.  For a definition of Adjusted net income per diluted share, please see the disclosures related to the reconciliation of GAAP to non-GAAP tables elsewhere in this release. The $0.04 per diluted share difference between the guidance ranges for Net income per diluted share and Adjusted net income per diluted share reflects the loss on extinguishment of debt and income tax benefits due to the change in accounting for stock based compensation incurred and reported for the thirteen weeks ended April 29, 2017.  The Company cannot predict future transaction related estimates without unreasonable effort and therefore excludes any such estimates from its Outlook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our ability to manage our inventory balances; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the loss of, or disruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; the risks associated with doing business with international manufacturers; changes in government regulations, procedures and requirements; and our ability to service our indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
John Rouleau
ICR
203-682-8200
John.Rouleau@icrinc.com

Media Contact:
Dan Haines
Vice President – Marketing & Advertising
717-657-2300
dhaines@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income
(In thousands except for per share amounts)
(Unaudited)

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
Condensed consolidated statements of income data:
Net sales	$227,602	$193,719
Cost of sales	134,667	114,704
Gross profit	92,935	79,015
Selling, general and administrative expenses	61,731	54,809
Depreciation and amortization expenses	2,272	1,978
Pre-opening expenses	1,598	1,249
Operating income	27,334	20,979
Interest expense, net	1,334	1,664
Loss on extinguishment of debt	397	-
Income before income taxes	25,603	19,315
Income tax expense	6,637	7,567
Net income	$18,966	$11,748
Earnings per common share:
Basic	$0.31	$0.20
Diluted	$0.29	$0.19
Weighted average common shares outstanding:
Basic	60,880	59,669
Diluted	64,389	61,867

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

Assets	April 29, 2017	April 30, 2016
Current assets:
Cash and cash equivalents	$33,720	$37,129
Inventories	246,630	206,413
Accounts receivable	330	262
Prepaid expenses and other assets	3,312	6,153
Total current assets	283,992	249,957
Property and equipment, net	47,061	41,203
Goodwill	444,850	444,850
Trade name and other intangible assets, net	232,890	233,259
Other assets	2,338	2,497
Total assets	$1,011,131	$971,766
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$6,340	$5,018
Accounts payable	62,935	58,387
Income taxes payable	11,919	3,251
Accrued expenses	39,939	33,895
Total current liabilities	121,133	100,551
Revolving credit facility	-	-
Long-term debt	121,905	192,268
Deferred income taxes	88,360	86,603
Other long-term liabilities	5,259	4,498
Total liabilities	336,657	383,920
Stockholders’ equity:
Common stock	61	60
Additional paid-in capital	570,108	550,463
Retained earnings	104,391	37,409
Treasury - common stock	(86)	(86)
Total stockholders’ equity	674,474	587,846
Total liabilities and stockholders’ equity	$1,011,131	$971,766

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
Net cash provided by operating activities	$1,919	$341
Net cash used in investing activities	(2,945)	(4,821)
Net cash provided by (used in) financing activities	(63,937)	11,350
Net increase (decrease) during period in cash	(64,963)	6,870
Cash and cash equivalents at the beginning of the period	98,683	30,259
Cash and cash equivalents at the end of the period	$33,720	$37,129

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information – Consolidated Adjusted Operating Income
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands except for per share amounts)
(Unaudited)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). We have included the non-GAAP measures of Adjusted operating income, EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, from operating income, Net income and Net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the non-GAAP financial measures of Adjusted operating income to operating income, Adjusted net income to Net income, Adjusted net income per diluted share to Net income per diluted share, and EBITDA and Adjusted EBITDA to Net income, in each case the most directly comparable GAAP measure.

Adjusted net income and Adjusted net income per diluted share give effect, net of tax, to transaction related expenses, loss on extinguishment of debt, and income tax benefits due to the accounting change for stock based compensation, which may not occur with the same frequency or magnitude in future periods. Adjusted operating income also gives effect to transaction related expenses.  We define EBITDA as net income before net interest expense, loss on extinguishment of debt, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock based compensation expense, non-cash purchase accounting items, and transaction related expenses, which we do not consider representative of our ongoing operating performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Reconciliation of GAAP operating income to Adjusted operating income

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
Operating income	$27,334	$	- $20,979
Transaction related expenses	-		890
Adjusted operating income	$27,334		$21,869

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information – Adjusted Net Income and Adjusted Net Income Per Diluted Share
Reconciliation of GAAP to Non-GAAP Financial Measures
 (Dollars in thousands)
 (Unaudited)
Reconciliation of GAAP net income to Adjusted net income

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
Net income	$18,966	$11,748
Transaction related expenses	-	890
Loss on extinguishment of debt	397	-
Adjustment to provision for income taxes (1)	(153)	(349)
Income tax benefits due to accounting change for stock based compensation (2)	(3,231)	-
Adjusted net income	$15,979	$12,289

(1)
The effective tax rate used for the adjustment to the provision for income taxes was the effective tax rate in the quarter the related costs were incurred which was 38.5% for the thirteen weeks ended April 29, 2017 and 38.1% for the thirteen weeks ended April 30, 2016.  The adjustment to the provision for income taxes includes the tax effect for the transaction related expenses and loss on extinguishment of debt.

(2)
Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update (“ASU”) 2016-09, Stock Compensation, which became effective and the Company adopted for the thirteen weeks ended April 29, 2017.

Reconciliation of Adjusted net income per diluted share

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
Net income per share, diluted	$0.29	$0.19
Adjustments	(0.05)	0.01
Adjusted net income per share, diluted (1)	$0.25	$0.20

Weighted-average common shares outstanding, diluted	64,389	61,867

(1)	Totals may not foot due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information – Consolidated EBITDA, and Adjusted EBITDA and Key Statistics

Reconciliation of GAAP to Non-GAAP Financial Measures
 (Dollars in thousands)
 (Unaudited)

Reconciliation of net income to EBITDA and Adjusted EBITDA

	Thirteen weeks ended
	April 29, 2017	April 30, 2016
Net income	$18,966	$11,748
Interest expense, net	1,334	1,664
Loss on extinguishment of debt	397	-
Depreciation and amortization expenses	2,862	2,505
Income tax expense	6,637	7,567
EBITDA	30,196	23,484
Non-cash stock based compensation expense	1,911	1,545
Non-cash purchase accounting items	(22)	(48)
Transaction related expenses	-	890
Adjusted EBITDA	$32,085	$25,871

Key Statistics

	Thirteen weeks ended
	April 29, 2017	April 30, 2016

Number of stores open at the beginning of period	234	203
New stores openings	5	5
Number of stores open at end of period	239	208

Average net sales per store (1)	$962	$945
Comparable stores sales change	1.7%	6.0%
Comparable store count – end of period	202	172

(1)	Average net sales per store represents the weighted average of total net sales divided by the number of stores open, in each case at the end of each week in a fiscal quarter.